Astrata
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CONTACT:
Stanley Wunderlich
Consulting for Strategic Growth
Tel: (800) 625-2236
Tel: (212) 896-1280 (direct)
Fax: (212) 337-8089
E-mail: CFSG1@aol.com

                                                           FOR IMMEDIATE RELEASE


       ASTRATA GROUP COMPLETES ACQUISITION OF SURETRACK, ADDING SATELLITE
              CAPABILITY TO ITS COMPREHENSIVE, REAL-TIME TRACKING,
                       MONITORING AND CONTROL SYSTEMS FOR
                             REMOTE FLEET MANAGEMENT

LOS ANGELES, March 15, 2005 - Astrata Group Incorporated (OTCBB:ATTG), an international provider of innovative location-based IT services and solutions, announced today it has completed the acquisition of SureTrack - an acknowledged leader in satellite-based communications facilitating cross-border fleet management services, particularly in remote areas. The acquisition, which became effective July 15, 2004, was completed January 24, 2005.

         SureTrack's Global Telemetry Monitoring System (GTMS) - renamed Solaris -integrates satellite communications capability with the Astrata Geo-Location Platform ("Astrata-GLP," known as "Sirius" outside the U.S.), the world's smallest, most technologically advanced fleet management and real-time vehicle tracking device. Integrating a GPS receiver, a GSM cell phone, and a sophisticated computer operating system into a single package approximately 50% the size of a modern mobile phone. The Astrata-GLP can monitor and control fleets of virtually any equipment, vehicles, assets, shipping containers, as well as the status of individuals and personnel. Last month, the Singapore Civil Defense Force awarded an exclusive multi-million-dollar contract to use Astrata's technology to regulate the movement of all vehicles carrying hazardous materials on Singapore's roads, as part of that nation's homeland security program.

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         Solaris was developed by SureTrack as a fleet management and vehicle monitoring software solution for the VISTAR (MT2000) satellite communications platform. The application is designed to interface seamlessly with various on-board devices, including HMM, UVI, VOU and biometric control systems. (For more information about Solaris, please go to http://www.astratagroup.com/downloads/Solaris.pdf.) SureTrack was established in 2001 and was based in Centurion, South Africa. It employed 14 people, all of whom have remained with Astrata.

         Said Anthony Harrison, CEO, Astrata Group Incorporated, "This is another important milestone in Astrata's global business development. SureTrack's technology adds satellite communications to Astrata's comprehensive portfolio of geo-spatial information technologies, and gives our services and solutions a truly global reach. The Astrata-GLP is rapidly setting the standard for monitoring, tracking and controlling vehicles moving on land or sea as well as the safety and behavior of key individuals and personnel. We're especially proud that, by combining low-cost location-based services with least-cost routing protocols regardless of global location, we can make our innovative technology highly affordable to bottom-line business customers as well as to governments concerned for the safety of their citizens."

About Astrata Group Incorporated

         Astrata Group Incorporated (OTCBB:ATTG) is focused on advanced location-based IT services and solutions (GEO-IT) that combine GPS positioning, wireless communications (satellite or terrestrial) and geographical information technology, which together enable businesses and institutions to monitor, trace, or control the movement and status of machinery, vehicles, personnel or other assets. Astrata has designed, developed, manufactured and currently supports seven generations of GEO-IT systems with over 80,000 units deployed worldwide.

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         Sales are divided between two divisions: telematics (remote asset management solutions) and geomatics (high-end professional GPS systems with accuracies approaching three millimeters). Astrata has approximately 200 permanent employees and employs nearly 100 people in its R&D and manufacturing divisions. For further information about the company and its products, please send an email to info@astratagroup.com or visit the Web site at www.astratagroup.com.
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Certain statements in this press release that are not historical facts are
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as "anticipate, "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Astrata Group Incorporated (the "Company") to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to:
(i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings."

         Consulting For Strategic Growth I, Ltd. ("CFSG") provides Astrata Group Incorporated with consulting, business advisory, investor relations, public relations and corporate development services. Independent of CFSG's receipt of cash compensation from the Company, CFSG may choose to purchase the common stock of the Company and thereafter liquidate those securities at any time it deems appropriate to do so.

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